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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): December 7, 2004



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
     Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05  Costs Associated with Exit or Disposal Activities

On December 7, 2004, Eastman Kodak Company committed to plans to close manufacturing operations in Toronto, Canada, by June 30, 2005. These actions reflect the Company's plan to manage its manufacturing plants as worldwide assets based on global capacity requirements.

As a result of these actions, the Company will incur restructuring-related charges of approximately $105 million, including accelerated depreciation on the equipment and buildings (through June 30, 2005), employee severance costs and other exit costs of approximately $55 million, $26 million and $24 million, respectively. In addition, the Company will record approximately $4 million in other operational charges. The severance, other exit costs and other operational charges require the outlay of cash, while the accelerated depreciation represents a non-cash charge.

These actions are a part of the Company's restructuring program that was announced on January 22, 2004. The Company expects that it will continue to consolidate its worldwide manufacturing operations in order to eliminate excess capacity.

A copy of the December 9, 2004 press release issued in Canada related to this action is attached as Exhibit (99.1).


ITEM 9.01  Financial Statements and Exhibits

(c) Exhibit

(99.1) Eastman Kodak Company Canadian press release dated December 9, 2004 regarding closure of Toronto, Canada manufacturing facility.

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown, Jr.
                                             -----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  December 9, 2004

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                           EASTMAN KODAK COMPANY
                             INDEX TO EXHIBIT

Exhibit No.

(99.1)  Eastman Kodak Company Toronto, Canada press release dated
        December 9,  2004.